Exhibit 99.1

THIRD AMENDMENT AGREEMENT TO

CREDIT AGREEMENT

This AMENDMENT AGREEMENT is dated as of March 2, 2009 between SOLO CUP CANADA INC. (the “Borrower”) and GE CANADA FINANCE HOLDING COMPANY (the “Lender” or “Agent”).

WHEREAS:

(A)	Agent and Borrower (under Borrower’s prior name of Lily Cups Inc.) entered into a credit agreement dated as of September 24, 2004 as amended by the first amendment to credit agreement dated as of October 19, 2006 and the second amendment to credit agreement dated as of November 16, 2007 (as amended, the “Credit Agreement”); and

(B)	Agent and Borrower have agreed to amend certain terms of the Credit Agreement effective the date hereof;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements contained in this Amendment Agreement and other good and valuable consideration now paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

ARTICLE I

INTERPRETATION

Section 1.1 Definitions. Terms used, but not defined, in this Amendment Agreement shall have the respective meanings assigned to them in the Credit Agreement.

ARTICLE II

AMENDMENTS

Section 2.1 Credit Agreement Amendments. As of and with effect from the date hereof the Credit Agreement shall be amended as follows (in this Section 2.1 only, unless the context otherwise specifies, a reference to a Section or a subsection is a reference to a Section or a subsection of the Credit Agreement):

(1)	In Annex A, the definition of “Currency Exchange Rate” is deleted and the definition of “Index Rate” is deleted and replaced by the following:

Index Rate means for any day, a floating rate equal to the higher of (a) the annual rate of interest quoted from time to time in the “Report on Business” section of The Globe and Mail as being “Canadian prime”, “chartered bank prime rate” or words of similar description; and (b) the BA Rate existing on such day in respect of a BA Period of one (1) month plus

1.35% per annum. Any change in any interest rate provided for in the Agreement based upon the Index Rate shall take effect at the time of such change in the Index Rate. No adjustments shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in the Agreement.

(2)	In Annex A, the following definitions are added in their appropriate alphabetical order:

BA Period means with respect to any BA Rate Loan bearing interest at a rate based on the BA Rate, a period of 1, 2 or 3 months commencing on a Business Day selected by Borrower in its irrevocable Notice of Revolving Credit Advance or Notice of Conversion/Continuation BA Rate with respect to such BA Rate Loan delivered to Agent in accordance with Section 1.1(1)(a) or 1.5(1) (as applicable), provided that the foregoing provision relating to BA Periods is subject to the following:

(a)	any BA Period that would otherwise extend beyond the Commitment Termination Date shall end on the Business Day immediately preceding such Commitment Termination Date; and

(b)	Borrower shall select BA Periods so there shall be no more than ten (10) separate BA Rate Loans in existence at any one time.

BA Rate Loan means a Revolving Credit Advance denominated in Canadian Dollars which bears interest at a rate based on the BA Rate.

Cash Equivalents has the meaning assigned to it in Section 6.2.

Cash on Hand means, as at the close of business on the date of determination, the aggregate of all credit balances in the Collection Accounts, and the Borrower’s bank accounts (including, in respect of any credit balances in US Dollars, the Equivalent Amount thereof in Canadian Dollars), including for greater certainty but without limitation, the Borrower Accounts.

Index Rate Loan means a Revolving Credit Advance denominated in Canadian Dollars which bears interest at a rate based on the Index Rate.

(3)	Section 1.1(1)(a) is deleted in its entirety and replaced by the following:

Subject to the terms and conditions hereof, each Revolving Lender agrees to make available from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”) on account of the Revolving Loan. The Pro Rata Share of the Revolving Loan of any Revolving Lender shall not at any time exceed its separate Revolving Loan Commitment. The obligations of each Revolving Lender hereunder shall be several and not joint. The aggregate amount of Revolving Credit Advances outstanding shall not exceed at any time the lesser of (A) the Borrowing Base and (B) the Maximum Amount and, in each case, less the sum of the Letter of Credit Obligations (“Borrowing Availability”). Until the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(1). Each Revolving Credit Advance shall be made on notice by Borrower to the representative of Agent identified on Schedule 1.1 at the address specified thereon. Those notices must be given no later than 11:00 a.m. (Toronto time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a “Notice of Revolving Credit Advance”) must be given in writing (by telecopy or overnight courier) substantially in the form of Exhibit 1.1(1)(a), and shall include the information required in such Exhibit and such other information as may be required by Agent. Any Revolving Credit Advance must be denominated in Canadian Dollars.

(4)	Subsection 1.5(1) is deleted in its entirety and replaced by the following:

(1)

Subject to the conditions precedent set forth in Section 2.2, Borrower shall have the option to (A) request that any Revolving Credit Advance denominated in Canadian Dollars be made as an Index Rate Loan or a BA Rate Loan, (B) convert at any time all or any part of the outstanding Revolving Loan denominated in Canadian Dollars from Index Rate Loans to BA Rate Loans, (C) convert any BA Rate Loan to an Index Rate Loan, and subject to payment of BA Rate breakage costs if such conversion is made prior to the expiration of the BA Period applicable thereto, or (D) continue any BA Rate Loan as a BA Rate Loan upon the expiration of the applicable BA Period and the succeeding BA Period of that continued BA Rate Loan shall commence on the first day after the last day of the BA Period of the BA Rate Loan to be continued; provided, however, that no Loan, or any part thereof, shall be made as, converted to, or continued at the expiration of the BA Period therefor as a BA Rate Loan if any Default or Event of Default has occurred and is continuing. Any Loan or group of Loans having the same proposed BA Period to be made or continued as, or converted into, a BA Rate Loan must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 am (Toronto time) on the second Business Day prior to (1) the date of any proposed Advance which is to bear interest at the BA Rate, (2) the end of each BA Period with respect to any BA Rate Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a BA Rate Loan for a BA Period designated by Borrower in such election. If no election is received with respect to a BA Rate Loan by 11:00 a.m. (Toronto time) on the second

Business Day prior to the end of the BA Period with respect thereto (or if a Default or an Event of Default has occurred and is continuing or the additional conditions precedent set forth in Section 2.2 shall not have been satisfied), that BA Rate Loan shall be converted to an Index Rate Loan at the end of its BA Period. Borrower must make such election by notice to Agent in writing, by telecopy or other electronic means acceptable to the Agent or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation – BA Rate”) in the form of Exhibit 1.5(1).

(5)	Section 1.10 is amended by adding the following sentence at the end of such section:

Without limiting Section 11.18, if Agent receives any payment from or on behalf of a Credit Party in any currency other than the currency in which the Obligation is denominated, Agent may convert the payment (including the proceeds of realization upon any collateral) into the currency in which such Obligation is denominated at the rate of exchange (as such term is defined in Section 11.18(3)).

(6)	Section 6.2 is deleted in its entirety and replaced by the following:

Investments; Loans and Advances. Except as otherwise expressly permitted by this Section 6, Borrower shall not make or permit to exist any investment in, or make, accrue or permit to exist loans or advances of money to, any Person, through the direct or indirect lending of money, holding of securities or otherwise, except that (1) Borrower may hold investments comprised of notes payable, or stock or other securities issued by Account Debtors to Borrower pursuant to negotiated agreements with respect to settlement of such Account Debtor’s Accounts in the ordinary course of business, so long as the aggregate amount of such Accounts so settled by Borrower does not exceed $250,000; (2) so long as no Default or Event of Default shall have occurred and be continuing, and there is no outstanding Revolving Loan balance, Borrower may make investments, subject to Control Letters in favour of Agent or otherwise subject to a perfected security interest in favour of Agent, in (A) marketable direct obligations issued or unconditionally guaranteed by Canada, any agency thereof, the United States of America or any agency thereof maturing within one year from the date of acquisition thereof, (B) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (C) certificates of deposit, maturing no more than one year from the date of creation thereof, issued by commercial banks incorporated under the laws of Canada or the United States of America, each having combined capital, surplus and undivided profits of not less than US$300,000,000 and having a senior unsecured rating of “A” or better by a nationally recognized rating agency (an “A Rated Bank”), (D) time deposits, maturing no more than 30 days from the date of creation thereof with A Rated Banks, and (E) mutual funds that invest solely in one or more of the investments described in clauses (A) through (D) above (all of the foregoing investments referred to in clauses (A) through (E) above being sometimes referred to herein as “Cash Equivalents”), and (F) other investments not exceeding $100,000 in the aggregate at any time outstanding, and (3) so long as no Default or Event of Default shall have occurred and be continuing, Borrower may make investments, directly or indirectly, and whether in the form of debt and/or equity or similar securities (“Similar Business Investments”) in operating businesses which are substantially similar to the business of Borrower, including Affiliates of Borrower, in an aggregate amount (or Equivalent Amount, as appropriate) of up to $10,000,000 less the amount (or Equivalent Amount, as appropriate) of all Letter of Credit Obligations outstanding in respect of Affiliate Letters of Credit; provided that the following conditions have been met: (A) the average Borrowing Availability, Cash Equivalents and Cash on Hand during the 90-day period prior to the date of such investment is not less than $7,500,000 and the aggregate Borrowing Availability, Cash Equivalents and Cash on Hand is not less than $6,500,000 for more than five (5) consecutive Business Days at any time during such 90-day period (except that the aggregate Borrowing Availability, Cash Equivalents and Cash on Hand must be at least $7,500,000 for the last 10 days of such 90-day period), in all cases calculated as if such investment had already been made 91 days prior to the date of such investment, (B) Agent has received 15 days prior written notice of Borrower’s intention to make the investment together with sufficient information to enable Agent to evaluate the investment, (C) any securities received by Borrower as consideration for such investment are delivered into the possession of Agent together with any other documents requested by Agent to perfect its security interest in such securities, and (D) Agent has provided its prior written consent, such consent not to be unreasonably withheld, to the making of such investment.

(7)	Subsection 11.18(3) is deleted in its entirety and replaced by the following:

The term “rate of exchange” in this Section 11.18 means the rate of exchange at which Agent, on the relevant date at or about 12:00 noon (Toronto time), would be prepared to sell, in accordance with Agent’s normal course foreign currency exchange practices, the Obligation Currency against the Judgment Currency.

(8)	Paragraphs (1) and (4) of Annex C are hereby deleted and replaced by the following:

(1)	On or before the Closing Date (or such later date as Agent shall consent to in writing), Borrower shall have established one or more depository accounts in its name (“Borrower Accounts”) and Disbursement Accounts at the bank named on Disclosure Schedule 3.19 (a “Relationship Bank”) and that Relationship Bank, shall have entered into a tri-party blocked accounts agreement with Agent and Borrower, in form and substance acceptable to Agent, which shall become operative on or prior to the Closing Date. Such blocked accounts agreement shall provide, among other things, that (i) all items of payment deposited in Borrower Accounts are held by such bank as agent for Agent, (ii) the Relationship Bank executing such agreement has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such accounts and the Disbursement Accounts monitored by such bank, for the amount of any required adjustments due to clerical error or calculation errors directly relating to such accounts or the Disbursement Accounts, for returned cheques or other items of payment and in accordance with any court order, notice of garnishment binding on such bank or any other applicable law binding on such bank, and (iii) from and after the Closing Date such bank agrees to forward in accordance with such blocked accounts agreement all Canadian Dollar amounts in each Borrower Account to the Canadian Dollar Collection Account through daily sweeps from such Canadian Dollar Borrower Account into the Canadian Dollar Collection Account and such bank agrees to forward all US Dollar amounts in each Borrower Account in accordance with Agent’s instructions. Following the delivery of notice by Agent to Relationship Bank directing Relationship Bank to forward US Dollar amounts in each Borrower Account to a Disbursement Account and until revocation of such notice by Agent, Borrower shall require Relationship Bank to convert all US Dollars in such Disbursement Account into Canadian Dollars in accordance with its usual procedures and then Borrower shall deposit such amount of Canadian Dollars into its Canadian Dollar Borrower Account to be subject to the cash sweep set out in (iii) above. If there is no outstanding Revolving Loan balance, then, in addition to such other investments as are permitted under Section 6.2, Borrower may accumulate and maintain cash in an interest-bearing investment account and may immediately withdraw any amounts in such investment account; provided that the account information is provided to Agent.

(4)	All amounts deposited in the Collection Account shall be deemed received by Agent in accordance with Section 1.10 of the Agreement and shall be applied (and allocated) by Agent in accordance with Section 1.11 of the Agreement. In no event shall any amount be so applied unless and until such amount shall have been credited for value in Canadian Dollars to the Collection Account.

(9)	Exhibit 1.5(1) to the Credit Agreement is deleted and replaced by Exhibit 1.5(1) to this Amendment Agreement. Exhibit 4.1(2) to the Credit Agreement is deleted and replaced by Exhibit 4.1(2) to this Amendment Agreement.

(10)	Annex G to the Credit Agreement is deleted in its entirety and replaced by Annex G to this Amendment Agreement.

ARTICLE III

MISCELLANEOUS

Section 3.1 Continuing Effect. The parties hereby confirm the terms of the Credit Agreement and each of the Loan Documents which continue in full force and effect except as amended by the terms of this Amendment Agreement. The Credit Agreement and this Amendment Agreement shall hereafter be read and construed as one instrument.

Section 3.2 Governing Law. The provisions of section 11.9 of the Credit Agreement shall apply to this Amendment Agreement as if the same were set out in full herein.

Section 3.3 Variation. The provisions of this Amendment Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of all the parties.

Section 3.4 Counterparts. This Amendment Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement. Counterparts may be executed either in original or faxed or other electronic form and the parties adopt any signatures received by a receiving fax machine or computer as original signatures of the parties; provided however, that any party providing its signature in such manner will promptly forward to the other parties an original of the signed copy of this Amendment Agreement which was so faxed or electronically transmitted.

Section 3.5 Further Assurances. Each party agrees from time to time to do and perform such other and further acts and execute and deliver any and all such other instruments as may be required by law or reasonably requested by any other party to establish, maintain and protect the rights and remedies of such party and to carry out and effect the intent and purpose of this Amendment Agreement.

Section 3.6 Invalidity of any Provision. If any provision of this Amendment Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement as of the date first written above.

SOLO CUP CANADA INC.

By:	/s/ Steven Schildt
Name:	Steven Schildt
Title:	VP Sales & Marketing/General Manager

SOLO CUP CANADA INC.

By:	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Treasurer

GE CANADA FINANCE HOLDING COMPANY

By:	/s/ Colin Woodward
Name:	Colin Woodward
Title:	Duly Authorized Signatory

SIGNATURE PAGE TO

THIRD AMENDMENT AGREEMENT

TO CREDIT AGREEMENT

Exhibit 1.5(1)

to

CREDIT AGREEMENT

FORM OF NOTICE OF CONVERSION/CONTINUATION – BA RATE

[Date]

Reference is made to the Credit Agreement dated as of September 24, 2004, as amended by the amendment agreements dated as of October 19, 2006, November 16, 2007 and February 9, 2009 between SOLO CUP CANADA INC., as borrower (“Borrower”), and GE CANADA FINANCE HOLDING COMPANY, as Agent and Lender (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”). Capitalized terms used herein without definition are so used as defined in the Credit Agreement.

Borrower hereby gives irrevocable notice, pursuant to Section 1.5(1) of the Credit Agreement, of its request to:

(a)	on [Date] convert $ of the aggregate outstanding principal amount of the Revolving Loans made by way of an Index Rate Loan into a BA Rate Loan having a BA Period of [one (1) month] [two (2) months] [three (3) months] and ending on [Date];

(b)	on [Date] convert $ of the aggregate outstanding principal amount of the Revolving Loans made by way of a BA Rate Loan having a BA Period ending on [Date], into an Index Rate Loan; and

(c)	on [Date] continue $ of the aggregate outstanding principal amount of the Revolving Loans made by way of a BA Rate Loan having a BA Period ending on [Date], as a BA Rate Loan having a BA Period of [one (1) month] [two (2) months] [three (3) months] and ending on [Date].

Borrower hereby represents and warrants that as of the date hereof and as of the date of the [conversion of $[•] of the aggregate outstanding principal amount of the [Revolving Loans denominated in Canadian Dollars made by way of a Index Rate Loan into a Revolving Loan made by way of a BA Rate Loan] [Revolving Loans made by way of a BA Rate Loan into a Revolving Loan made by way of a Index Rate Loan] [continuation of $[•] of the aggregate outstanding principal amount of the Revolving Loans made by way of a BA Rate Loan as a BA Rate Loan], no Default or Event of Default has occurred and is continuing and all of the conditions contained in Section 2.2 of the Credit Agreement have been satisfied or waived by the Agent and Lenders; and reaffirms the continuance of Agent’s Liens, on behalf of the Secured Parties, pursuant to the Collateral Documents.

IN WITNESS WHEREOF, Borrower has caused this Notice of Conversion/Continuation – BA Rate to be executed and delivered by its duly authorized officers as of the date first set forth above.

SOLO CUP CANADA INC.

By:
Name:	•
Title:	•

2

ANNEX G (Section 6.9)

to

CREDIT AGREEMENT

FINANCIAL COVENANTS

Borrower shall not breach or fail to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP consistently applied:

(1) Maximum Capital Expenditures. Borrower shall not make Capital Expenditures, (excluding, for greater certainty, (a) Capital Expenditures relating to the purchase of Equipment and capital property from Affiliates, which are not to exceed $7,000,000 in the aggregate from the Closing Date to the Commitment Termination Date, provided that Borrower shall have a Net Borrowing Availability of at least $1,000,000 immediately after giving effect to any of such purchases, and (b) Capital Expenditures up to an aggregate amount of $6,000,000 made prior to the Deferred Term Loan Expiry Date to accommodate and/or create increased manufacturing capacity in connection with any amendment to or modification of Borrower’s product supply arrangements with The TDL Group Ltd. (operating in Canada as “Tim Hortons”) during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period
Each Fiscal Year	$2,500,000

; provided, however, that the amount of permitted Capital Expenditures in each Fiscal Year will be increased by the positive amount, if any, equal to the difference obtained by taking the amount of $2,500,000 minus the actual amount of any Capital Expenditures expended during the immediately prior Fiscal Year (the “Carry Over Amount”), and, for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding Fiscal Year. For greater certainty, nothing herein shall limit or prohibit Borrower from utilizing any Carry Over Amount relating to any period prior to September 29, 2006.

(2) Minimum Fixed Charge Coverage Ratio. Commencing December 28, 2008, if the sum of the Net Borrowing Availability, Cash Equivalents and Cash on Hand is greater than $10,000,000 as at the end of any Fiscal Quarter, then the financial covenant set out in this paragraph (2) does not need to be met by the Borrower at such time. If the sum of the Net Borrowing Availability, Cash Equivalents and Cash on Hand is equal to or less than $10,000,000 as at the end of a Fiscal Quarter, then Borrower shall have at the end of such Fiscal Quarter, for the Twelve (12) consecutive Fiscal Months ending on the last day of such Fiscal Quarter, a Fixed Charge Coverage Ratio of not less than 1.25:1.0.

(3) Minimum EBITDA. Commencing December 28, 2008, if the sum of the Net Borrowing Availability, Cash Equivalents and Cash on Hand is greater than $10,000,000 as at the end of any Fiscal Quarter, then the financial covenant set out in this paragraph (3) does not need to be met by the Borrower at such time. If the sum of the Net Borrowing Availability, Cash Equivalents and Cash on Hand is

equal to or less than $10,000,000 as at the end of a Fiscal Quarter, then Borrower shall have at the end of such Fiscal Quarter, for the Twelve (12) consecutive Fiscal Months ending on the last day of such Fiscal Quarter, a minimum EBITDA of $6,500,000.

Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any “Accounting Changes” (as defined below) occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then Borrower and Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. “Accounting Changes” means (a) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Canadian Institute of Chartered Accountants (or successor thereto or any agency with similar functions); and (b) changes in accounting principles concurred in by Borrower’s independent chartered public accountants. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Borrower and Agent agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Borrower and Agent cannot agree upon the required amendments within thirty (30) days following the date of implementation of any Accounting Change, then all Financial Statements delivered and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be prepared, delivered and made without regard to the underlying Accounting Change.

2

Exhibit 4.1(2)

(see attached)